Exhibit 99.1

Press Release Sabre Selects Hewlett Packard Enterprise to Expand Next Generation Technology Infrastructure, Software and Services

PALO ALTO, Calif., and SOUTHLAKE, Texas - November 25, 2015 - Sabre Corporation (NASDAQ: SABR) and Hewlett Packard Enterprise (NYSE: HPE) announced today a multi-year renewal of their long-standing relationship.

Under the agreement, Hewlett Packard Enterprise will provide virtualization, automation and security services, hardware and software to support faster product development and extend Sabre’s position as the leading technology provider to the global travel industry. HPE also will provide new services to support Sabre’s growth and product priorities in the areas of data analysis, operations, e-commerce, retailing and merchandising for businesses across the travel industry.

“As the leading innovator to the global travel industry, Sabre is committed to delivering technology solutions to our customers based on world-class virtualization, security and operability,” said Tom Klein, Sabre president and CEO. “This agreement also delivers new capabilities to accelerate product development and increase our speed-to-market, all driven by Sabre and supported by Hewlett Packard Enterprise.”

Hewlett Packard Enterprise has supported Sabre’s infrastructure and applications environments for more than 14 years, providing infrastructure services including a portfolio of hosting and storage solutions. This expanded agreement leverages products and services from across Hewlett Packard Enterprise’s four transformation areas to help Sabre maintain its leadership position.

“Sabre is a pioneer in providing innovative solutions and services to the global travel industry, and together our partnership has helped Hewlett Packard Enterprise and Sabre set the standard in the industry,” said Meg Whitman, president and CEO of Hewlett Packard Enterprise. “Today’s agreement demonstrates the next step forward for Sabre, who will leverage Hewlett Packard Enterprise technology and services to deliver transformational offerings in cloud, security, analytics and mobility.”

This agreement expands on the existing infrastructure services relationship by providing Sabre with a robust next-generation, hybrid infrastructure environment to optimize processes and increase automation. These capabilities will help extend Sabre’s state of the art diagnostics and analytics on technology operations and shorten Sabre development cycles, resulting in faster speed-to-market for software, data, mobile and distribution solutions.

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About Hewlett Packard Enterprise
Hewlett Packard Enterprise is an industry leading technology company that enables customers to go further, faster. With the industry’s most comprehensive portfolio, spanning the cloud to the data center to workplace applications, our technology and services help customers around the world make IT more efficient, more productive and more secure.
About Sabre Corporation
Sabre Corporation is the leading technology provider to the global travel industry. Sabre's software, data, mobile and distribution solutions are used by hundreds of airlines and thousands of hotel properties to manage critical operations, including passenger and guest reservations, revenue management, flight, network and crew management. Sabre also operates a leading global travel marketplace, which processes more than $120 billion of estimated travel spend annually by connecting travel buyers and suppliers. Headquartered in Southlake, Texas, USA, Sabre serves customers in more than 160 countries around the world.

Forward-Looking statements
Certain statements in this release are forward-looking statements about trends, future events, uncertainties and our plans and expectations of what may happen in the future. Any statements that are not historical or current facts are forward-looking statements. In many cases, you can identify forward-looking statements by terms such as “will,” “expect,” “anticipate” or the negative of these terms or other comparable terminology. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. The potential risks and uncertainties include, among others, the results of the agreement described in this release and services provided under that agreement, dependency on transaction volumes in the global travel industry, particularly air travel transaction volumes, adverse global and regional economic and political conditions, including, but not limited to, conditions in Venezuela and Russia, dependence on maintaining and renewing contracts with customers and other counterparties, exposure to pricing pressure in the Travel Network business, dependence on relationships with travel buyers, changes affecting travel supplier customers, travel suppliers’ usage of alternative distribution models, and competition in the travel distribution market and solutions markets. More information about potential risks and uncertainties that could affect Sabre’s business and results of operations is included in Part I, Item 1A, “Risk Factors” in Sabre’s Annual Report on Form 10-K for the year ended December 31, 2014, in “Risk Factors” in Part II, Item 1A of Sabre’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, in “Risk Factors” included as an exhibit to Sabre’s Current Report on Form 8-K filed on November 4, 2015, and in subsequent public statements or reports filed with or furnished to the Securities and Exchange Commission. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. Unless required by law, we undertake no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date they are made.

Forward-Looking Statements
This document contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of Hewlett Packard Enterprise could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any statements of the plans, strategies and objectives of Hewlett Packard Enterprise for future operations; other statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include the possibility that expected benefits may not materialize as expected and other risks that are described in Hewlett Packard Enterprise’s filings with the Securities and Exchange Commission, including but not limited to the risks described in Hewlett Packard Enterprise’s Registration Statement on Form 10 dated July 1, 2015, as amended August 10, 2015, September 4, 2015, September 15, 2015, September 28, 2015 and October 7, 2015. Hewlett Packard Enterprise assumes no obligation and does not intend to update these forward-looking statements.

Editorial contacts

Mari Hancock, HPE
+1 832 483 0519
mari.hancock@hpe.com

Heidi Castle, Sabre
+1 214-681-8169
heidi.castle@sabre.com